UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 5, 2016

B. Riley Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37503	27-0223495
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21860 Burbank Boulevard, Suite 300 South, Woodland Hills, California 91367

(Address of principal executive offices and zip code)

(818) 884-3737

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 5, 2016, B. Riley Financial, Inc. (the “Company”), B. Riley & Co., LLC (“BRC”), and Merriman Capital, Inc. (“Merriman”) entered into an Underwriting Agreement (the “Underwriting Agreement”) pursuant to which BRC is acting as underwriter (the “Underwriter”) in connection with the offer and sale (the “Offering”) by the Company of up to an aggregate of 2,105,200 shares (the “Shares”) of the Company’s common stock, par value $0.0001 for a purchase price of $9.50 per share, or an aggregate of approximately $20 million in gross proceeds plus up to 315,780 additional shares of Common Stock pursuant to an option to sell additional Shares. Under the terms of the Underwriting Agreement, the Underwriter agreed to conduct the Offering of the Shares on a “best efforts” basis and the Company will pay the Underwriter cash commissions equal to 1.5% of the sales price of any and all Shares sold in the Offering, other than for Shares sold to certain purchasers, including directors, officers, employees or consultants of the Company. The Underwriting Agreement contains customary representations, warranties and covenants by the Company and the Underwriter. It also provides for customary indemnification by each of the Company and the Underwriter for certain losses or damages arising out of or in connection with the sale of the Shares.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated by reference herein.

The closing of the Offering is expected to take place on May 10, 2016, subject to the satisfaction of customary closing conditions.

The Shares are being offered and sold pursuant to a prospectus, dated July 2, 2015, a prospectus supplement, dated May 6, 2016, and the Company’s registration statement on Form S-3 (Registration No. 333-203534), which was declared effective by the Securities and Exchange Commission on July 2, 2015.

The Company issued a press release on May 5, 2016 announcing the pricing of the Offering. The press release is attached hereto as Exhibit 99.1.

The opinion of Sullivan & Cromwell LLP regarding the validity of the Shares is attached hereto as Exhibit 5.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

5.1	Opinion of Sullivan & Cromwell LLP regarding the validity of the Shares.

10.1	Underwriting Agreement, dated as of May 5, 2016, by and among B. Riley Financial, Inc., B. Riley & Co., LLC and Merriman Capital, Inc.

99.1	Press Release: “B. Riley Financial Announces Pricing of Public Offering of Common Stock,” dated May 5, 2016.

Forward-Looking Statements

Statements in this communication that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, the Company’s business, operating results, financial condition and stock price could be materially negatively affected. In some cases, you can identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” “will,” “would” or the negative of these terms or other comparable terminology. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to the Company and speak only as of the date on which they are made. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements, including the Company’s plans, objectives, expectations and intentions and other factors set forth in the sections entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Risk factors that could cause actual results to differ from those contained in the forward-looking statements include but are not limited to risks related to: the ability to complete the proposed acquisition, including obtaining the approval of United’s stockholders; the ability to achieve expected cost savings or other acquisition benefits, in each case within expected time frames or at all; volatility in the Company’s revenues and results of operations; changing conditions in the financial markets; the Company’s ability to generate sufficient revenues to achieve and maintain profitability; the short term nature of the Company’s engagements; the accuracy of the Company’s estimates and valuations of inventory or assets in “guarantee” based engagements; competition in the asset management business; potential losses related to the Company’s auction or liquidation engagements; the Company’s dependence on communications, information and other systems and third parties; potential losses related to purchase transactions in the Company’s auction and liquidations business; the potential loss of financial institution clients; potential losses from or illiquidity of the Company’s proprietary investments; changing economic and market conditions; potential liability and harm to the Company’s reputation if the Company were to provide an inaccurate appraisal or valuation; potential mark-downs in inventory in connection with purchase transactions; failure to successfully compete in any of the Company’s segments; loss of key personnel; the Company’s ability to borrow under the Company’s credit facilities as necessary; failure to comply with the terms of the Company’s credit agreements; and the Company’s ability to meet future capital requirements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B. RILEY FINANCIAL, INC.

Date: May 10, 2016	/s/ Phillip J. Ahn
	Name:	Phillip J. Ahn
	Title:	Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

(d) Exhibits

5.1	Opinion of Sullivan & Cromwell LLP regarding the validity of the Shares.

10.1	Underwriting Agreement, dated as of May 5, 2016, by and among B. Riley Financial, Inc., B. Riley & Co., LLC and Merriman Capital, Inc.

99.1	Press Release: “B. Riley Financial Announces Pricing of Public Offering of Common Stock,” dated May 5, 2016.